Exhibit 99.1

AMERICAN APPAREL RECEIVES LETTER FROM NYSE MKT LLC FAVORABLY RESOLVING CONTINUED LISTING DEFICIENCY

LOS ANGELES, April 16, 2014 - American Apparel, Inc. (NYSE MKT: APP), a vertically integrated manufacturer, distributor, and retailer of branded fashion basic apparel, announced that it received a letter from the NYSE MKT LLC (the “Exchange”) indicating that the Company has resolved the continued listing deficiency previously identified by the Exchange.
On February 28, 2014, American Apparel received a letter from the NYSE MKT LLC (the “Exchange”) stating that the Company was not in compliance with the continued listing standards of the Exchange set forth in Section 1003(a)(iv) (financial impairment) of the NYSE MKT LLC Company Guide (the “Company Guide”). On April 15, 2014 the Exchange issued a letter to the Company indicating the Company has successfully resolved the continuing listing deficiency.
About American Apparel
American Apparel is a vertically integrated manufacturer, distributor, and retailer of branded fashion basic apparel based in downtown Los Angeles, California. As of March 31, 2014, American Apparel had approximately 10,000 employees and operated 249 retail stores in 20 countries, including the United States, Canada, Mexico, Brazil, United Kingdom, Ireland, Austria, Belgium, France, Germany, Italy, Netherlands, Spain, Sweden, Switzerland, Australia, Japan, South Korea, and China. American Apparel also operates a global e-commerce site that serves over 60 countries worldwide at http://www.americanapparel.com. In addition, American Apparel operates a leading wholesale business that supplies high quality T-shirts and other casual wear to distributors and screen printers.
This press release, and other statements that the Company may make, may contain forward-looking statements. Forward-looking statements are statements that are not historical facts and include statements regarding, among other things, the Company's future financial condition and liquidity (including the impact of noncompliance with, and availability under, our debt instruments and waivers or amendments of those instruments), results of operations, and future business plans and expectations, including statements related to the effect of, and our expectations with respect to, the operation of our new distribution center and future cost, inventory and sales impacts related thereto. Such forward-looking statements are based upon the current beliefs and expectations of American Apparel's management, but are subject to risks and uncertainties, which could cause actual results and/or the timing of events to differ materially from those set forth in the forward-looking statements, including, among others: our ability to generate or obtain from external sources sufficient liquidity for operations and debt service; our financial condition, operating results and projected cash flows; consequences of our significant indebtedness, including our relationship with our lenders and our ability to negotiate with our lenders covenants that will allow for us to regain and maintain compliance with our debt agreements, our ability to generate cash flow to service our debt and the risk of acceleration of borrowings thereunder as a result of noncompliance; disruptions in the global financial markets; adverse changes in our credit ratings and any related impact on financial costs and structure; continued compliance with U.S. and foreign government regulations, legislation, and regulatory environments, including environmental, immigration, labor, and occupational health and safety laws and regulations; loss of U.S. import protections or changes in duties, tariffs and quotas, and other risks associated with international business including disruption of markets and foreign supply sources and changes in import and export laws; risks associated with our foreign operations and foreign supply sources, such as disruption of markets, changes in import and export laws, currency restrictions, and currency exchange rate fluctuations; the highly competitive and evolving nature of our business in the U.S. and internationally; changes in the level of consumer spending or preferences or demand for our products; our ability to pass on the added cost of raw materials to customers; our ability to attract customers to our stores; the availability of store locations at appropriate terms and our ability to identify locations and negotiate new store leases effectively and to open new stores and expand internationally; our ability to renew leases at existing locations on economic terms; loss or reduction in sales to our wholesale or retail customers or financial nonperformance by our wholesale customers; risks that our suppliers or distributors may not timely produce or deliver our products; changes in the cost of materials and labor, including increases in the price of raw materials in the global market and increases in minimum wages; our ability to effectively carry out and manage our strategy, including growth and expansion both in the U.S. and internationally; technological changes in manufacturing, wholesaling, or retailing; our ability to successfully implement our strategic, operating, financial and personnel initiatives; changes in key personnel, our ability to hire and retain key personnel, and our relationship with our employees; our ability to maintain the value and image of our brand and protect our intellectual property rights; our ability to improve manufacturing efficiency at our production facilities; our ability to operate our distribution facility located in La Mirada, California without further unanticipated costs, negative sales impact or other transition issues, including the ability to achieve, as and when planned, labor cost reductions; the risk, including costs and timely delivery issues associated therewith, that information technology systems changes may disrupt our supply chain or operations and could impact our cash flow and liquidity, and our ability to upgrade our information technology infrastructure and other risks associated with the systems that operate our online retail operations; our ability to effectively manage inventory levels; litigation and other inquiries and investigations, including the risks that we, or our officers or directors in cases where indemnification applies, will not be successful in defending any proceedings, lawsuits, disputes, claims or audits, and that exposure could exceed expectations or insurance coverage; the adoption of new accounting standards or changes in interpretations of accounting principles; seasonality and fluctuations in comparable store sales, wholesale net sales and associated margins; location of our facilities in the same geographic area; general economic conditions, including increases in interest rates, geopolitical events, other regulatory changes and inflation or deflation; disruptions due to severe weather or climate change; disruptions due to earthquakes, flooding, tsunamis or other natural disasters; and other risks detailed in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended December 31, 2013. The Company's filings with the SEC are available at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements speak only as of the date on which they are made and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.
Contact:
American Apparel, Inc.
John J. Luttrell
Chief Financial Officer
(213) 488-0226
or
ICR, Inc.
John Rouleau
Managing Director
(203) 682-8342
John.Rouleau@icrinc.com